Exhibit 10.2

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated June 3, 2015, is by and between  Midatech Pharma PLC, a public limited company organized under the laws of England and Wales (“Parent”), and the undersigned security holder (the “Securityholder”) of DARA BioSciences, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company, Merlin Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), Duke Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent, and Parent intend to enter into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides for, among other things the merger (the “Merger”) of Merger Sub, with and into the Company, on the terms and subject to the conditions set forth therein, pursuant to which each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) shall automatically be converted into and represent the right to receive the merger consideration as set forth in the Merger Agreement, on the terms and subject to the conditions set forth therein;

WHEREAS, the Securityholder is the beneficial owner (for this and other terms of correlative meaning used throughout this Agreement, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of Shares (as defined below) as is indicated on Schedule I of this Agreement;

WHEREAS, the Securityholder believes that it is in his or her or best interest, as a shareholder in the Company, that the Merger be consummated;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Securityholder undertake in advance to vote its shares in favor of the Merger; and

WHEREAS, for these reasons, and in consideration of the execution of the Merger Agreement by Parent, Securityholder, solely in his or her capacity as a shareholder of the Company, agrees and undertakes to vote the Shares (as defined below) in favor of the Merger and the adoption of the Merger Agreement on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.	Certain Definitions. For purposes of this Agreement:

(a) “Encumbrances” or “Encumbers” means, with respect to any security, any and all liens, claims, security interests, proxies, voting trusts or agreements, restrictions or any other encumbrances whatsoever on the title, transfer or exercise of any voting rights or other rights as a holder of such security.

(b) “Option” means, with respect to any security, any option, warrant, call, subscription, commitment or other contract representing the right to purchase or otherwise receive any such security or any interest in such security.

(c) The Securityholder shall be deemed to “Own” or to have acquired “Ownership” of a security if the Securityholder (i) is the record holder of such security or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security; provided, however, that the Securityholder shall not be deemed to “Own” or to have acquired “Ownership” of any security issuable pursuant to an Option until the actual issuance of such securities (for purposes of clarity, the Securityholder shall, however, be deemed to “Own” such Option).

(d) “Restricted Shares” means the shares of restricted stock of the Company issued under the Company Benefit Plans, if any.

(e) “Shares” means (i) all shares of Common Stock or preferred stock of the Company (“Preferred Stock”) (including any Restricted Shares entitled to vote) Owned by the Securityholder as of the date of this Agreement and (ii) all additional shares of Common Stock and Preferred Stock (including additional Restricted Shares entitled to vote) of which the Securityholder acquires Ownership during the period from the date of this Agreement until the termination of this Agreement (including through the exercise, vesting or settlement of an Option, warrant or other rights to purchase Common Stock).

(f) “Subject Securities” means (i) all securities of the Company (including all Shares and all Options to acquire any securities of the Company) Owned by the Securityholder as of the date of this Agreement and (ii) all additional securities of the Company (including additional Shares and additional Options to acquire any securities of the Company) of which the Securityholder acquires Ownership during the period from the date of this Agreement through the termination of this Agreement.

(g) The Securityholder shall be deemed to “Transfer” a security if (i) the Securityholder transfers, assigns, sells, gift-overs, pledges, Encumbers or otherwise disposes (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or any interest in such security, (ii) the Securityholder grants any Option for such security or for any interest in such security, (iii) the Securityholders enters into any agreement or commitment providing for the transfer, assignment, sale, gift-over, pledge, encumbrance of, grant of an Option with respect to, or disposition of any interest in such security, or (iii) the Securityholder consents to any of the foregoing.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

Section 2. Representations and Warranties of the Securityholder. The Securityholder hereby represents and warrants to Parent as follows:

(a)           Securityholder is the Owner of the Shares and Options indicated on the Schedule I of this Agreement, which are free and clear of any liens, adverse claims, charges or other Encumbrances (except as such Encumbrances arising under securities laws or for such liens, adverse claims, charges or other encumbrances as would not prohibit Securityholder’s compliance with its obligations pursuant to this Agreement or for such Subject Securities held in prime brokerage accounts or any Encumbrances created under any Company Benefit Plan or related agreement). To Securityholder’s knowledge, Securityholder does not beneficially own any securities of the Company other than the Shares and Options indicated on Schedule I of this Agreement. Securityholder has full power and authority to make, enter into and carry out the terms and conditions under this Agreement. The execution and delivery of this Agreement by Securityholder do not, and Securityholder’s performance of its obligations under this Agreement will not: (i) conflict with or violate any order, decree or judgment applicable to Securityholder or to the Subject Securities; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on, any of the Subject Securities pursuant to any agreement to which Securityholder is a party or by which Securityholder is bound or affected, except in each case as would not prohibit Securityholder’s compliance with its obligations pursuant to this Agreement.

 (b) This Agreement has been executed and delivered by the Securityholder, and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Securityholder enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

 (c) There is no action, proceeding or investigation pending or, to the Securityholder’s knowledge, threatened against the Securityholder that questions the validity of this Agreement or any action taken or to be taken by the Securityholder in connection with this Agreement.

Section 3. Representations and Warranties of Parent. Parent hereby represents and warrants to the Securityholder as follows:

(a) Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Parent has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. Parent has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by Parent, and, assuming due authorization, execution and delivery by the Securityholder, constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(c) The execution and delivery of this Agreement and the consummation by Parent of the transactions contemplated hereby will not (i) result in a violation of, a default under or conflict with (A) the organizational documents of Parent or (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Parent is a party or by which Parent or its assets are bound or (ii) violate, or require any consent, approval, or notice under any judgment, order, decree, statute, law, rule or regulation applicable to Parent.

Section 4. Transfer of the Subject Securities. Prior to the termination of this Agreement, the Securityholder shall not: (a) Transfer any of the Subject Securities (except as may be specifically required by court order); (b) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares; (c) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Shares; (d) create or permit to exist any Encumbrance with respect to the Subject Securities; or (e) take any other action that would in any way restrict, limit or interfere with the performance of such Securityholder’s obligations hereunder or the transactions contemplated hereby. Notwithstanding anything to the contrary set forth in this Agreement, Securityholder may Transfer any or all of the Subject Securities to any (i) Person, if (A) such Person, prior to or concurrently with such Transfer, shall have executed a voting undertaking (in a form and substance reasonably satisfactory to the Parent) on the same terms and conditions of this Agreement to which Parent is a beneficiary with respect to such Subject Securities and (B) the Securityholder shall continue to be jointly and severally liable to any breach of such voting undertaking by such other Person, and (ii) Affiliate of the Securityholder, if (A) upon such Transfer the Securityholder will continue to be the beneficial owner of such Subject Securities, and (B) the Securityholder will continue to have the right to control the vote of the Shares in accordance with this Agreement.

Section 5. Covenant to Vote. The Securityholder hereby agrees that at any meeting of the stockholders of the Company, however called, and at every postponement or adjournment thereof, and in any written action or approval by resolution or consent of stockholders of the Company, or in any other circumstances in which the vote, consent or approval of the stockholders of the Company is sought, until the termination of this Agreement in accordance with Section 11 herein, the Securityholder shall cause the Shares (if any) to be voted and, to the fullest extent legally permitted, cause holders of record of the Shares to vote:

(a) in favor of approval of all proposals submitted by the Company for the adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, by the Company’s Stockholders;

(b) against any Acquisition Proposal (other than the Merger Agreement and the transactions contemplated thereby, including the Merger);

(c) against any action, proposal, transaction or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(d) against any other action, proposal, transaction or agreement that would compete with or serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement;

provided, however, that nothing in this Agreement shall be deemed to restrict,  prohibit  or limit the ability of the Securityholder, in his or her capacity as an officer or director of the Company, from taking any action on behalf of the Company in such fiduciary capacity.

Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict the Securityholder from voting the Shares in Securityholder’s sole discretion on any matter other than those matters referred to herein. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to Securityholder, and neither Parent nor any other Person shall have any authority to exercise any power or authority to direct Securityholder in the voting of any of the Shares, except as otherwise specifically provided herein.

Except as contemplated by this Agreement, the Securityholder has not (a) entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares that would prohibit, undermine, limit or otherwise adversely affect its compliance with its obligations pursuant to this Agreement, or (b) granted, and shall not grant at any time while this Agreement remains in effect, a proxy or power of attorney with respect to the Shares, in either case, which is inconsistent with its obligations pursuant to this Agreement.

Section 6. Capacity as Securityholder. The parties agree and acknowledge that Securityholder is signing this Agreement solely in Securityholder’s capacity as an Owner of the Subject Securities. Nothing in this Agreement shall limit or affect any actions taken by Securityholder in his or her capacity as a director or officer of the Company, to the extent this Agreement could be construed to restrict the exercise by Securityholder of his or her fiduciary duties in such capacity.

Section 7. No Solicitation. The Securityholder shall not take any action, as a stockholder of the Company, that the Company is prohibited from taking pursuant to Section 6.2 or 6.10 of the Merger Agreement, in each case with the limitations and exceptions of such provisions that are applicable to the Company or its board of directors being similarly applicable to such Securityholder.

Section 8. Acquisition of Additional Subject Securities. The Securityholder agrees, while this Agreement is in effect, to promptly notify Parent of the number of any additional Subject Securities of which the Securityholder acquires Ownership, if any, after the date hereof. Any such Subject Securities shall be subject to the terms of this Agreement as though Owned by the Securityholder on the date hereof.

Section 9. Proxy Statement. The Securityholder hereby authorizes the Company and Parent to disclose in any report, filing, announcement or disclosure made with the SEC or otherwise and in the Proxy Statement/Prospectus the Securityholder’s identity and ownership of the Subject Securities and the nature of Securityholder’s obligation under this Agreement.

Section 10. Further Assurances. The Securityholder shall, upon request of Parent, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions hereof. Without limiting the generality or effect of the foregoing or any other obligation of Securityholder hereunder, Securityholder hereby authorizes Parent to deliver a copy of this Agreement to the Company and hereby agrees that the Company may rely upon such delivery as conclusively evidencing the agreements and understandings set forth herein.

Section 11. Termination. This Agreement, and all rights and obligations of the parties hereunder shall terminate on the earlier of: (a) the date the Merger Agreement is terminated in accordance with its terms; (b) the delivery of written notice of termination hereof by Parent; (c) the Effective Time or (d) the occurrence of a Change in Recommendation pursuant to Section 6.2 of the Merger Agreement; provided, however, that (i) nothing herein shall relieve any party from liability for any breach hereof and (ii) this Section 11, Section 6, Section 12 and Section 14 shall survive any termination of this Agreement.

Section 12. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

Section 13. Stop Transfer Order; Legend. In furtherance of this Agreement, concurrently herewith, the Securityholder hereby authorizes the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to the Subject Securities (and that this Agreement places limits on the voting and transfer of such Subject Securities), and, if so requested by Parent, the Securityholder agrees that the Subject Securities shall bear a legend stating they are subject to this Agreement.

Section 14.	Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Securityholder, at the address set forth on Schedule I hereto.

If to Parent, to:

Midatech Pharma PLC
65 Innovation Drive
Milton Park, Abingdon
Oxfordshire OX14 4RQ
United Kingdom
Attn:  Nick Robbins-Cherry
Telephone: +44 1235 841 575
Email: nickrc@midatechpharma.com

With a copy (which shall not constitute notice) to:

Brown Rudnick LLP
8 Clifford Street
London W1S 2LQ
United Kingdom
Attn: Tim Matthews
Fax:  020 7851 6100
Telephone: 020 7851 6126
Email: tmatthews@brownrudnick.com

and

Brown Rudnick LLP
One Financial Center
Boston, Massachusetts 02110
United States of America
Attn: Sam Williams
Fax:  (617) 289-0440
Telephone: (617) 856-8200
Email: swilliams@brownrudnick.com

or to such other person at such other place as Parent shall designate to the Securityholder in writing.

(b) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the parties and delivered to the other parties.

(d) Entire Agreement. This Agreement, together with the Merger Agreement and any other documents and instruments referred to herein and therein, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof. This Agreement is not intended and does not confer upon any Person other than the parties hereto any rights hereunder.

(e) Governing Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof. EACH PARTY HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED ONLY IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF SUCH COURT IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FIFTEEN (15) CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(f) Assignment. Neither this Agreement nor any of the rights and obligations of the parties hereunder may be assigned by Parent, on the one hand, or the Securityholder, on the other hand, without the prior written consent of the other, except that Parent may assign any of its rights or obligations to any of Parent’s Subsidiaries without the prior written consent of the Securityholder. Notwithstanding the foregoing, each of the parties shall remain liable for all of their respective obligations under this Agreement, irrespective of any such assignment. Subject to the first sentence of this Section 14(f), this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and no other Person shall have any right, obligation or benefit hereunder. Any attempted assignment or transfer in violation of this Section 14(f) shall be void ab initio.

(g) Severability of Provisions. If any term or provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions are fulfilled to the extent possible.

(h) Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction relating to this Agreement as provided in Section 14(e) hereof without the necessity of demonstrating damages or posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.

(i) Amendment. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

[Signature Page Follows]

IN WITNESS WHEREOF, Parent and the Securityholder have caused this Agreement to be duly executed and delivered as of the date first written above.

SECURITYHOLDER

Name:

MIDATECH PHARMA PLC
By:
Name: Title:

[Signature page to Voting Agreement]

SCHEDULE I

Securityholder’s address:

Common Stock Held of Record or Beneficially Owned	Preferred Stock Held of Record or Beneficially Owned	Options and Exercise Prices	Additional Subject Securities Owned